AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1994.

                                                      REGISTRATION NO. 33-
                     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION NO. 33-53696
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                             INGERSOLL-RAND COMPANY
             (Exact name of Registrant as specified in its charter)

                       NEW JERSEY                                                13-5156640
            (State or other jurisdiction of                                   (I.R.S. Employer
             incorporation or organization)                                 Identification No.)

                            200 CHESTNUT RIDGE ROAD
                        WOODCLIFF LAKE, NEW JERSEY 07675
                                 (201) 573-0123
         (Address, including zip code, and telephone number, including area code, of principal executive offices)
                            PATRICIA NACHTIGAL, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             INGERSOLL-RAND COMPANY
                                 P.O. BOX 8738
                        WOODCLIFF LAKE, NEW JERSEY 07675
                                 (201) 573-0123
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

                             JAMES M. COTTER, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                         ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: Z
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM
                                                              PROPOSED MAXIMUM          AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS              AMOUNT TO BE       OFFERING PRICE           OFFERING        REGISTRATION
     OF SECURITIES TO BE REGISTERED         REGISTERED(1)      PER UNIT(2)(3)          PRICE(2)(3)          FEE
Debt Securities..........................  $   200,000,000             100%          $   200,000,000     $  68,965

(1) In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units or, if Debt Securities are issued with original issue discount, such amount as shall result in an aggregate initial offering price of all Debt Securities equal to $200,000,000.
(2) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(3) Plus accrued interest, if any.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 UNDER
THE SECURITIES ACT OF 1933 WITH RESPECT TO $100,000,000 AGGREGATE PRINCIPAL
AMOUNT OF UNSOLD DEBT SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-53696
ON FORM S-3.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 26, 1994


PROSPECTUS

                                  $300,000,000
                             INGERSOLL-RAND COMPANY
                                DEBT SECURITIES
                         ------------------------------

     Ingersoll-Rand Company ("Ingersoll-Rand" or the "Company") from time to time may sell its debt securities (the "Debt Securities"), in one or more series, up to an aggregate principal amount of $300,000,000, on terms to be determined by market conditions at the time of sale.

     With respect to each series of Debt Securities, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, coin or currency in which principal, premium, if any, and interest, if any, will be payable, any terms for redemption, any terms for sinking fund payments, the initial public offering price, the names of, the principal amounts to be purchased by, and the compensation of underwriters, dealers or agents, if any, any listing of the Debt Securities on a securities exchange and the other terms in connection with the offering and sale of such Debt Securities.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

     The Debt Securities may be sold directly to purchasers or to or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any Debt Securities, their names and any applicable fee, commission or discount arrangements will be set forth in the Prospectus Supplement. The net proceeds to the Company from sales of Debt Securities will be set forth in the Prospectus Supplement and will be the purchase price of such Debt Securities less attributable issuance expenses, including underwriters', dealers' or agents' compensation arrangements. See "Plan of Distribution" for indemnification arrangements for underwriters, dealers and agents.

                         ------------------------------

             The date of this Prospectus is                , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 75 Park Place, 14th Floor, New York, New York 10007, and in the Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company may be inspected at the office of such Exchange, 20 Broad Street, New York, N.Y. 10005. This Prospectus does not contain all information set forth in the Registration Statement (of which this Prospectus is a part) and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994 are incorporated herein by reference and made a part of this Prospectus, and all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ingersoll-Rand Company, P.O. Box 8738, Woodcliff Lake, New Jersey 07675, Attention: R.G. Heller, Secretary (telephone 201-573-0123).

                                  THE COMPANY

     Ingersoll-Rand manufactures and sells primarily non-electrical machinery and equipment, including air compression systems, air tools, pumps, antifriction bearings, pulp processing machinery, construction equipment, door hardware and drilling equipment. The products manufactured by Ingersoll-Rand and its subsidiaries and affiliates are sold principally under the name Ingersoll-Rand and also under other names. The manufacturing and sales operations of Ingersoll-Rand are conducted throughout the world.

     Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123). Unless the context otherwise requires, the terms "Ingersoll-Rand" and "Company" refer to Ingersoll-Rand Company and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The Company intends to apply the net proceeds from the sale of the Debt Securities to which this Prospectus relates to its general funds to be used by its management for capital expenditures and general corporate purposes, including the repayment of debt incurred by the Company. Funds not required immediately for such purposes may be invested in short-term obligations or used to reduce the future level of the Company's commercial paper obligations.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions do not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities to which this Prospectus relates will be issued under an Indenture dated as of August 1, 1986, as supplemented (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Numerical references in parentheses below are to sections in the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured unsubordinated indebtedness of the Company. Except as described below, the Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of such series of Offered Debt Securities: (1) the designation, aggregate principal amount and authorized denominations of such Offered Debt Securities; (2) the purchase price of such Offered Debt Securities (expressed as a percentage of the principal amount thereof); (3) the date or dates on which such Offered Debt Securities will mature; (4) the rate or rates per annum, if any (which may be fixed or variable), at which such Offered Debt Securities will bear interest or the method by which such rate or rates will be determined; (5) the dates on which such interest will be payable and the record dates for payment of interest, if any; (6) the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on such Offered Debt Securities will be payable; (7) the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of the Company to repurchase Offered Debt Securities; (8) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Notes") and, if so, the identity of the depositary, if any, for such Global Note or Notes; and (9) any other additional provisions or specific terms which may be applicable to that series of Offered Debt Securities.

     Principal, premium, if any, and interest, if any, will be payable, and the Debt Securities will be transferable or exchangeable, at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, provided that payment of interest on any Debt Securities may, at the option of the Company, be made by check mailed to the registered holders. Interest, if any, will be payable on any interest payment date to the persons in whose names the Debt Securities are registered at the close of business on the record date with respect to such interest payment date. (Sections 202, 305, 307 and 1002)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of, transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

     Some or all of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL NOTES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "U.S. Depositary") identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Note registered in the name of such depositary or its nominee. Upon the issuance of a Global
Note in registered form, the U.S. Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

     So long as the U.S. Depositary for a Global Note in registered form, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Note for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the U.S. Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     A Global Note may not be transferred except as a whole by the U.S. Depositary for such Global Note to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. If a U.S. Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive form in exchange for the Global Note or Notes representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

CERTAIN COVENANTS OF THE COMPANY

     Limitation on Liens. Unless otherwise indicated in the Prospectus Supplement relating to a series of Debt Securities, the Company will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any indebtedness for money borrowed, secured by any mortgage, lien, pledge, charge or other security interest or encumbrance (hereinafter referred to as a "Mortgage" or "Mortgages") on any Principal Property of the Company or a Restricted Subsidiary or on any shares or Funded Indebtedness of a Restricted Subsidiary (whether such Principal Property, shares or Funded Indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the Debt Securities (together, if the Company shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Debt Securities) shall be secured equally and ratably with or prior to such indebtedness. The Indenture excludes, however, from the foregoing any indebtedness secured by a Mortgage (including any extension, renewal or replacement of any Mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness) (i) on property, shares or Funded Indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to or within 180 days after the later of such acquisition, completion of such construction or the commencement of commercial operation of such property; (iii) on property, shares or Funded Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (iv) on property of a Restricted Subsidiary to secure indebtedness of such Restricted Subsidiary to the Company or another Restricted Subsidiary; (v) on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage; or (vi) existing at the date of the Indenture; provided, however, that any Mortgage permitted by any of the foregoing clauses (i), (ii), (iii) and (v) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto. (Section 1004) See also "Exempted Indebtedness" below.

     Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the Prospectus Supplement relating to a series of Debt Securities, sale and leaseback transactions (which are defined in the Indenture to exclude leases expiring within three years of making, leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any lease of part of a Principal Property, which has been sold, for use in connection with the winding up or termination of the business conducted on such Principal Property) by the Company or any Restricted Subsidiary of any Principal Property are prohibited, unless (a) the Company would be entitled to incur indebtedness secured by a Mortgage on such Principal Property (see "Limitations on Liens" above) or (b) an amount equal to the fair value of the Principal Property so leased (as determined by the Board of Directors of the Company) is applied within 180 days to the retirement (otherwise than by payment at maturity or pursuant to mandatory sinking funds) of Debt Securities or Funded Indebtedness of the Company or any Restricted Subsidiary on a parity with the Debt Securities or to purchase, improve or construct Principal Properties. (Section 1005) See also "Exempted Indebtedness" below.

     Exempted Indebtedness. Notwithstanding the limitations on Mortgages and sale and leaseback transactions described above, the Company or any Restricted Subsidiary may, in addition to amounts permitted under such restrictions, create, assume or guarantee secured indebtedness or enter into sale and leaseback transactions which would otherwise be prohibited, provided that at the time of such event, and after giving effect thereto, the sum of such outstanding secured indebtedness plus the Attributable Debt in respect of such sale and leaseback transactions (other than sale and leaseback transactions entered into prior to the date of the Indenture and sale and leaseback transactions whose proceeds have been applied in accordance with clause (b) under "Limitation on Sale and Leaseback Transactions") does not exceed 5% of the shareholders' equity in the Company and its consolidated Subsidiaries. (Section 1004) "Attributable Debt" means, as of any particular time, the then present value of the total net amount of rent required to be paid under such leases during the remaining terms thereof (excluding any renewal term unless the renewal is at the option of the lessor), discounted at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, then at the rate of 8 3/8% per annum. (Section 1004)

     Restrictions Upon Merger and Sales of Assets. Upon any consolidation or merger of the Company with or into any other corporation or any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation, the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or the corporation which shall have acquired or leased such property (which corporation shall be a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Debt Securities. The Company will not so consolidate or merge, or make any such sale, lease or other disposition, and the Company will not permit any other corporation to merge into the Company, unless immediately after giving effect thereto, the Company or such successor corporation, as the case may be, will not be in default under the Indenture. (Section 801) If, upon any such consolidation, merger, sale, conveyance or lease, or upon any consolidation or merger of any Restricted Subsidiary, or upon the sale, conveyance or lease of all or substantially all the property of any Restricted Subsidiary to any other corporation, any Principal Property or any shares or Funded Indebtedness of any Restricted Subsidiary would become subject to any Mortgage, the Company will secure the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Debt Securities) by a Mortgage, the lien of which will rank prior to the lien of such Mortgage of such other corporation on all assets owned by the Company or such Restricted Subsidiary. (Section 802)

     Certain Definitions. The term "Principal Property" means any manufacturing plant or other manufacturing facility of the Company or any Restricted Subsidiary, which plant or facility is located within the United States of America, except any such plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries. The term "Funded Indebtedness" means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee. The term "Restricted Subsidiary" means any Subsidiary which owns a Principal Property excluding, however, any corporation the greater part of the operating assets of which are located or the principal business of which is carried on outside the United States of America. The term "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section 101)

EVENTS OF DEFAULT

     As to each series of Debt Securities, an Event of Default is defined in the Indenture as being: default in payment of any interest or any sinking fund payment on such series which continues for 30 days; default in payment of any principal or premium, if any, on such series; default after written notice in performance of any other covenant in the Indenture (other than a covenant included solely for the benefit of Debt Securities of another series) which continues for 90 days; certain events in bankruptcy, insolvency or reorganization; or other Events of Default specified in or pursuant to a Board Resolution or in a supplemental indenture. The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of such series of any default (except in payment of principal of or interest, if any, or premium, if any, on such series or in payment of any sinking fund installment on such series) if the Trustee considers it in the interest of such holders to do so. (Sections 501 and 602)

     In case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of that series may declare the principal of the Debt Securities of such series (or, if the Debt Securities of that series were issued as discounted Debt Securities, such portion of the principal as may be specified in the terms of that series) to be due and payable. Any Event of Default with respect to the Debt Securities of any series (except defaults in payment of principal or premium, if any, or interest, if any, on the Debt Securities of such series) may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding. (Sections 502 and 513)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request, order or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Debt Securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Sections 512 and 603) The Company is required annually to deliver to the Trustee an officers' certificate stating whether or not the signers have knowledge of any default in performance by the Company of the covenants described above. (Section 1007)

DEFEASANCE

     The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations with respect to any series of Debt Securities (except for certain obligations which include registering the transfer or exchange of the Debt Securities, replacing stolen, lost or mutilated Debt Securities, maintaining payment agencies and holding monies for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture as to any series of Debt Securities (as described above under "Certain Covenants of the Company--Limitation on Liens", "Limitation on Sale and Leaseback Transactions" and the last sentence of "Restrictions Upon Merger and Sales of Assets"), in each case upon the deposit with the Trustee (and in the case of a discharge 91 days after such deposit), in trust, of money, or U.S. Government Obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, and interest, if any, on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities to their stated maturities or to and including a redemption date which has been irrevocably designated by the Company for redemption of such Debt Securities. To exercise any such option, the Company is required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (a), accompanied by a ruling of the United States Internal Revenue Service ("IRS") to such effect or an opinion of counsel to such effect based upon a ruling of the IRS. (Sections 403 and 1006)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Debt Securities of all series affected by such modification (voting as one class), to modify the Indenture or the rights of the holders of the Debt Securities, except that no such modification shall, without the consent of the holder of each Debt Security so affected, (i) change the maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted Debt Security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium of payment of such Debt Security, or impair the right of any holder to institute suit for payment thereof or (ii) reduce the percentage of Debt Securities, the consent of the holders of which is required for any such modification or for certain waivers under the Indenture. (Section 902)

CONCERNING THE TRUSTEE

     The Company may from time to time maintain lines of credit and have other customary banking relationships with the Trustee and its affiliated banks, and the Trustee serves as trustee under another indenture for outstanding unsecured debt obligations of the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities to which this Prospectus relates to or for resale to the public through one or more underwriters, acting alone or in underwriting syndicates led by one or more managing underwriters, and also may sell such Debt Securities directly to other purchasers or dealers or through agents.

     The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Debt Securities.

     In connection with the sale of Debt Securities, such underwriters, dealers and agents may receive compensation from the Company, or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities and, in certain cases, direct purchasers from the Company, may be deemed to be "underwriters" and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers or agents will be identified and any such compensation will be described in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The place and time of delivery for Offered Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Debt Securities will be passed upon for the Company by Patricia Nachtigal, Vice President and General Counsel of the Company, and for the underwriters, dealers or other agents, if any, by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett renders legal services to the Company on a regular basis.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to Ingersoll-Rand Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the Registrant's expenses in connection with the issuance of the securities being registered. Except for the registration fee, the amounts listed below are estimates.

Registration Fee--Securities and Exchange Commission...................................  $      68,965
Printing of Registration Statement, Prospectus, Indenture, etc.........................         20,000
Printing and Engraving of Certificates.................................................          5,000
Blue Sky Fees..........................................................................         15,000
Rating Agency Fees.....................................................................        100,000
Accountants' Fees and Expenses.........................................................         40,000
Legal Fees and Expenses................................................................         75,000
Fees and Expenses of Trustee...........................................................         25,000
Miscellaneous..........................................................................          1,035
                                                                                         -------------
          Total........................................................................  $     350,000
                                                                                         -------------
                                                                                         -------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or
(iii) resulting in receipt by such person of an improper personal benefit.

     Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

     Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. Sections 1 and 2 of Article IX of the Company's By-Laws also provide directors and officers with certain rights to indemnity that are substantially similar to the foregoing provisions of Article Seventh.

     Section 14A: 3-5 of the Act provides that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

     The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

ITEM 16. EXHIBITS.

        1.1  --Form of Underwriting Agreement Standard Provisions.
       *4.1  --Indenture between Ingersoll-Rand Company and The Bank of New York (Exhibit 4.1 in Registrant's Form
               S-3 Registration Statement No. 33-39474).
       *4.2  --First Supplemental Indenture (Exhibit 4.2 in Registrant's Form S-3 Registration Statement No.
               33-39474).
       *4.3  --Second Supplemental Indenture (Exhibit 4.3 in Registrant's Form S-3 Registration Statement No.
               33-39474).
       *4.5  --Form of Debt Securities (included in Exhibit 4.1).
        5    --Opinion and Consent of Patricia Nachtigal, Esq., Vice President and General Counsel.
      *12    --Computations of Ratios of Earnings to Fixed Charges (Exhibit 12 in Registrant's
               Form 10-Q for the quarter ended March 31, 1994).
       23    --Consent of Patricia Nachtigal, Esq. (included in Exhibit 5).
       23.1  --Consent of Independent Accountants.
       24    --Powers of Attorney.
       25    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

- ---------------

*Incorporated herein by reference as indicated.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions specified in the first paragraph of Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on the 23rd day of May, 1994.


                                          INGERSOLL-RAND COMPANY

                                          By       /s/ JAMES E. PERRELLA
                                             ...................................
                                                     (James E. Perrella)
                                            Chairman of the Board, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 23, 1994.


                     SIGNATURE                                         TITLE
- ---------------------------------------------------  -----------------------------------------
             /s/ JAMES E. PERRELLA                  Chairman of the Board, President, Chief
...................................................    Executive Officer and Director
                (James E. Perrella)                    (Principal Executive Officer)


             /s/ THOMAS F. MCBRIDE                   Senior Vice President and Chief Financial
...................................................    Officer (Principal Financial Officer)
                (Thomas F. McBride)


             /s/ RICHARD A. SPOHN                    Controller--Accounting and Reporting
...................................................    (Principal Accounting Officer)
                (Richard A. Spohn)


                 DONALD J. BAINTON*                  Director
...................................................
                (Donald J. Bainton)


                 THEODORE H. BLACK*                  Director
...................................................
                (Theodore H. Black)


                 BRENDAN T. BYRNE*                   Director
...................................................
                (Brendan T. Byrne)


                JOSEPH P. FLANNERY*                  Director
...................................................
               (Joseph P. Flannery)


                ALEXANDER H. MASSAD*                 Director
...................................................
               (Alexander H. Massad)


                  JOHN E. PHIPPS*                    Director
...................................................
                 (John E. Phipps)


                DONALD E. PROCKNOW*                  Director
...................................................
               (Donald E. Procknow)


                 CEDRIC E. RITCHIE*                  Director
...................................................
                (Cedric E. Ritchie)


*By:         /s/THOMAS F. MCBRIDE
     ..............................................
               (Thomas F. McBride),
                 Attorney-in-Fact

                                 EXHIBIT INDEX



      1.1  --Form of Underwriting Agreement Standard Provisions
     *4.1  --Indenture between Ingersoll-Rand Company and The Bank of New York (Exhibit 4.1 in
             Registrant's Form S-3 Registration Statement No. 33-39474)
     *4.2  --First Supplemental Indenture (Exhibit 4.2 in Registrant's Form S-3 Registration Statement
             No. 33-39474)
     *4.3  --Second Supplemental Indenture (Exhibit 4.3 in Registrant's Form S-3 Registration Statement
             No. 33-39474)
     *4.5  --Form of Debt Securities (included in Exhibit 4.1)
      5    --Opinion and Consent of Patricia Nachtigal, Esq., Vice President and General Counsel
    *12    --Computations of Ratios of Earnings to Fixed Charges (Exhibit 12 in Registrant's Form 10-Q
             for the quarter ended March 31, 1994)
     23    --Consent of Patricia Nachtigal, Esq. (included in Exhibit 5)
     23.1  --Consent of Independent Accountants
     24    --Powers of Attorney
     25    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New
             York

- ---------------

*Incorporated herein by reference as indicated.